UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 10-Q

X .	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 2009

OR

.	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM TO .

COMMISSION FILE NUMBER: 000-27693

NOVA ENERGY, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA	98-0211769
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

2520 SOUTH THIRD STREET #206, LOUISVILLE, KY 40208

(ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

123 W. NYE LANE, STE. 129, CARSON CITY, NV 89706

(FORMER ADDRESS)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (502) 636-2807

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes  X . No      .

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes      . No      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer .	Accelerated filer .	Non-accelerated filer .	Smaller reporting company X .
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes      . No  X .

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Class:	Outstanding at February 9, 2010:
Common Stock, $0.001 par value per share	3,422,400 shares

NOVA ENERGY, INC.

Part I – FINANCIAL INFORMATION

Item 1. Financial Statements

NOVA ENERGY, INC.
BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND JUNE 30, 2009

	December 31,	June 30,
	2009	2009
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash	$2,893	$13,706
Total current assets	2,893	13,706

Fixed Assets
Equipment	84,924	84,924
Accumulated depreciation	(73,601)	(65,108)
Total fixed assets	11,323	19,816

TOTAL ASSETS	$14,216	$33,522

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$11,109	$4,196
Accrued interest	192,868	163,938
Promissory note payable	387,600	357,600
Convertible note payable - related party	487,767	489,847
Total current liabilities	1,079,344	1,015,581

NON-CURRENT LIABILITIES:	-	-

Commitments and contingencies	-	-

STOCKHOLDERS' DEFICIT:
Common stock, $0.001par value; 52,000,000 shares authorized,
3,422,400 and 3,422,400 issued and outstanding	3,422	3,422
Additional paid-in capital	511,182	511,182
Accumulated deficit	(1,579,732)	(1,496,663)
Total stockholders' deficit	(1,065,128)	(982,059)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$14,216	$33,522

The accompanying notes are an integral part of these consolidated financial statements.

NOVA ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(UNAUDITED)

					December 31, 2002
					(Inception)
	Three Months Ended December 31,		Six Months Ended December 31,		Through December 31,
	2009	2008	2009	2008	2009

Revenue (Production oil/gas sales)	$-	$-	$-	$-	$276,599
Cost of Revenue (Production expenses)	-	-	-	-	99,383
Gross profit	-	-	-	-	177,216

Operating expenses:
General and administrative expenses	21,371	21,470	49,689	51,654	858,829
Professional fees	-	4,242	4,450	8,492	73,034
Consulting fees	-	6,550	-	6,550	54,825
Well re-development expense	-	-	-	-	72,478
Total operating expenses	21,371	32,262	54,139	66,696	1,059,166
Loss from operations	(21,371)	(32,262)	(54,139)	(66,696)	(881,950)

Non-operating income (expense):
Gain (Loss) on sale of assets	-	-	-	-	(506,589)
Interest income	-	-	-	-	1,675
Interest expense	(14,465)	(14,465)	(28,930)	(28,930)	(192,868)
Total non-operating income (expense)	(14,465)	(14,465)	(28,930)	(28,930)	(697,782)

Loss before income tax	(35,836)	(46,727)	(83,069)	(95,626)	(1,579,732)

Income tax	-	-	-	-	-
Net loss	$(35,836)	$(46,727)	$(83,069)	$(95,626)	$(1,579,732)

Weighted average shares outstanding :
Basic	3,422,400	3,422,400	3,422,400	3,422,400
Diluted	3,422,400	3,422,400	3,422,400	3,422,400

Loss per share:
Basic	$(0.01)	$(0.01)	$(0.02)	$(0.03)
Diluted	$(0.01)	$(0.01)	$(0.02)	$(0.03)

The accompanying notes are an integral part of these consolidated financial statements.

NOVA ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT
(UNAUDITED)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2002	8,034	$8	$-	$(201,575)	$(201,567)

Balance, June 30, 2003	8,034	$8	$-	$(201,575)	$(201,567)

Common shares issued for services	8,966	9	153	-	162

Balance, June 30, 2004	17,000	$17	$153	$(201,575)	$(201,405)

Common shares issued for services	3,010,000	3,010	27,090	-	30,100
Shares issued for debt settlement	300,000	300	2,700	-	3,000
Net loss	-	-	-	(69,323)	(69,323)

Balance, June 30, 2005	3,327,000	$3,327	$29,943	$(270,898)	$(237,628)

Net loss	-	-	-	(82,953)	(82,953)

Balance, June 30, 2006	3,327,000	$3,327	$29,943	$(353,851)	$(320,581)

July 2006 shares issued	50,000	50	374,950	-	375,000
September 2006 shares issued	56,450	57	564,443	-	564,500
Convertible note payable - related party	-	-	(458,100)	-	(458,100)
Adjustment to agree to stock agent	(149)	(1)	1	-	-
January 2007 stock adjustment	-	-	(66)	-	(66)
Net loss	-	-	-	(190,201)	(190,201)

Balance, June 30, 2007	3,433,301	$3,433	$511,171	$(544,052)	$(29,448)

Stock adjustment	(10,901)	(11)	11	-	-
Net loss	-	-	-	(762,654)	(762,654)

Balance, June 30, 2008	3,422,400	$3,422	$511,182	$(1,306,706)	$(792,102)

Net loss	-	-	-	(189,957)	(189,957)

Balance, June 30, 2009	3,422,400	$3,422	$511,182	$(1,496,663)	$(982,059)

Net loss	-	-	-	(83,069)	(83,069)

Balance, December 31, 2009	3,422,400	$3,422	$511,182	$(1,579,732)	$(1,065,128)

The accompanying notes are an integral part of these consolidated financial statements

NOVA ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(UNAUDITED)

			December 31, 2002
	Six Months Ended December 31,		(Inception) through
			December 31,
	2009	2008	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(83,069)	$(95,626)	$(1,579,732)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	8,492	8,492	73,601
Compensation expense converted to promissory note payable	30,000	60,000	387,600
Increase / (decrease) in current liabilities:
Accounts payable	6,914	369	11,109
Accrued expenses	28,930	(1,070)	192,868
Shareholder payable	(2,080)	(26,862)	(76,733)

Net cash used in operating activities	(10,813)	(54,697)	(991,287)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	-	-	(84,924)

Net cash used in investing activities	-	-	(84,924)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes	-	-	564,500
Proceeds from contributed capital	-	-	480,271
Proceeds from sale of common stock	-	-	34,333

Net cash provided by financing activities	-	-	1,079,104

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(10,813)	(54,697)	2,893

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	13,706	103,004	-

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$2,893	$48,307	$2,893

CASH PAID FOR:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO FINANCIAL STATEMENTS OF NOVA ENERGY, INC.

(A DEVELOPMENT STAGE COMPANY)

FOR THE QUARTER ENDED DECEMBER 31, 2009

NOTE 1 - GENERAL ORGANIZATION AND BUSINESS

Nova Energy, Inc. was incorporated in Nevada 1995, and is a publicly traded company presently listed on www.otcbb.com, symbol “NVAE”. The Company was focused on the recovery of oil and gas reserves through acquisition and project development, specializing in mature and marginal field enhancement, developmental exploration drilling and low risk exploration opportunities in the Texas and North Dakota regions.

NOTE 2 - BASIS OF PRESENTATION

Basis of Presentation - The Company follows accounting standards set by the Financial Accounting Standards Board (“FASB”). The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification,™ sometimes referred to as the Codification or ASC. The FASB finalized the Codification effective for periods ending on or after September 15, 2009. Prior FASB standards are no longer being issued by the FASB.

The accompanying consolidated unaudited financials statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with instructions to Form 10-Q pursuant to the rules and regulations of Securities and Exchange Act of 1934 (the “Exchange Act”) and Article 8-03 if Regulation S-X under the Exchange Act. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary (consisting of normal recurring adjustments) for a fair presentation are included herein. Operating results for the three and six months ended December 31, 2009 are not indicative of the results that may be expected for the fiscal year ending June 30, 2010. These unaudited financial statements should be read in conjunction with the audited financial statements and the notes thereto included in the Company’s annual report on Form 10-K for the year ended June 30, 2009.

Use of Estimates - These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments – For certain financial instruments, including other current assets, accounts payable and other current liabilities, the carrying amounts approximate fair value because of their short-term maturities.

On January 1, 2008, the Company adopted FASB ASC 820-10, “Fair Value Measurements and Disclosures.” FASB ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current assets and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any non-recurring assets and liabilities that are required to be presented in the consolidated balance sheets at fair value in accordance with FASB ASC 815.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” now known as ASC Topic 825-10 “Financial Instruments.” ASC Topic 825-10 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The Company adopted FASB ASC 825-10 on January 1, 2008. The Company chose not to elect the option to measure the fair value of eligible financial assets and liabilities.

Income Taxes - Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Applicable interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statements of operations.

Net Loss Per Share - Earnings per share is calculated in accordance with the FASB ASC 260-10, “Earnings Per Share.” Basic earnings per share is based upon the weighted average number of common shares outstanding. Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

At December 31, 2009 and 2008, zero potentially dilutive shares, respectively, were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive.

Advertising Costs - Advertising costs are expensed as incurred. The Company does not incur any direct-response advertising costs. There haven’t been any advertising costs since inception.

Revenue Recognition - Revenue is recognized in the period that services are provided. For revenue from oil and gas production, the Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) Topic 13. SAB Topic 13 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the service provided and the collectability of those amounts. Oil and gas revenue is received on a monthly basis subject to oil production and sales to refinery. Revenue can be affected by weather conditions and/or market deliveries.

Intangible and Long-Lived Assets - The Company follows FASB ASC 360-10, “Property, Plant, and Equipment,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Through December 31, 2009, the Company had not experienced impairment losses on its long-lived assets.

Cash and cash equivalents - Cash and cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased.

Equipment - The Company records its equipment at historical cost. The Company expenses maintenance and repairs as incurred. Upon disposition of equipment, the gross cost and accumulated depreciation are written off and the difference between the proceeds and the net book value is recorded as a gain or loss on sale of assets. The Company provides for a five-year useful life for depreciation of its equipment.

Segment Reporting - FASB ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2009.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”) codified in FASB ASC 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 855-10-05 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. FASB ASC 855-10-05 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this pronouncement during the second quarter of 2009. FASB ASC 855-10-05 requires that public entities evaluate subsequent events through the date that the financial statements are issued.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS 166”), codified as FASB ASC 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. FASB ASC 860 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets and requires additional disclosures. FASB ASC 860 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 860 did not have an impact on the Company’s financial condition, results of operations or cash flows.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on the Company’s financial condition, results of operations or cash flows.

In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, the Company has updated references to GAAP in these financial statements. The adoption of FASB ASC 105 did not impact the Company’s financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As reflected in the accompanying financial statements, the Company has losses from operations, negative cash flows from operations, a substantial stockholders’ deficit and current liabilities exceed current assets. The Company may thus not be able to continue as a going concern and fund cash requirements for operations through the next 12 months with current cash reserves.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company’s ability to continue to raise capital and ultimately generate positive cash flows from operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

NOTE 4 – ACCRUED SALARIES

Salaries are being accrued for Daymon Bodard, the Company’s President, at $60,000 per year.

NOTE 5 – STATEMENT OF STOCKHOLDERS’ EQUITY

Common Stock

Since December 31, 2002 the Company has received on-going capital contributions as necessary from its founder.

On May 13, 2005, the Company issued 3,010,000 post-split shares of its $0.001 par value restricted common stock in return for services to the founders of the Company.

On July 1, 2006, pursuant to a convertible promissory note, the Company issued 50,000 shares of its common stock. In July 2006, the Company received $375,000 in a private transaction in return for a working interest in the oil well known as the Inglish 1H.

On August 31, 2006, pursuant to a convertible promissory note, the Company issued 56,450 shares of its common stock. On September 1, 2006, Daymon Bodard, the Company’s President, loaned the Company $564,500.

On April 22, 2008 the company effected a 1 for 10 reverse stock split. Stockholders’ Deficit has been restated since inception to reflect the stock split. On May 12, 2005, there was also a 300 to 1 Stock Split.

NOTE 6 - RELATED PARTY TRANSACTIONS

As a result of financial assistance provided to the Company by Daymon Bodard, the Company’s President, the Company executed a Convertible Promissory Note in the amount of $564,500 on August 26, 2006. The Note is unsecured and interest accrues annually at the statutory interest rate for the state of Nevada. There is no penalty for prepayments. The Note contains no stated maturity. Accrued interest on the Promissory Note amounted to $192,868 and $163,938 at December 31, 2009 and June 30, 2009, respectively. Interest expense on this Promissory Note was $14,465 and $14,465 for the three months ended December 31, 2009 and 2008, respectively. Interest expense for the six months ended December 31, 2009 and 2008 was $28,930 and $28,930, respectively.

NOTE 7 – LOSS PER SHARE INFORMATION

The following table sets forth the computation of basic and diluted net loss per share applicable to common stockholders (in thousands):

	Three Months Ended	Three Months Ended
	December 31, 2009	December 31, 2008
Numerator:
Net Loss	(35,836)	(46,727)
Less: Preferred Stock Dividend	-	-
Net Loss applicable to common shareholders	(35,836)	(46,727)
Denominator:
Weighted Average Common Shares and denominator for basic and diluted calculation	3,422,400	3,422,400
Net Loss per share applicable to common shareholders - basic & diluted	(0.01)	(0.01)

	Six Months Ended	Six Months Ended
	December 31, 2009	December 31, 2008
Numerator:
Net Loss	(83,069)	(95,626)
Less: Preferred Stock Dividend	-	-
Net Loss applicable to common shareholders	(83,069)	(95,626)
Denominator:
Weighted Average Common Shares and denominator for basic and diluted calculation	3,422,400	3,422,400
Net Loss per share applicable to common shareholders - basic & diluted	(0.02)	(0.03)

NOTE 8 - INCOME TAXES

The Company adopted the provisions of FASB ASC 740. FASB ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Due to the fact that the Company has substantial net operating loss carryforwards, adoption of FASB ASC 740 had no impact on the Company’s beginning retained earnings, balance sheets, or statements of operations.

The Company files income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2001.

The Company recognizes accrued interest and penalties on unrecognized tax benefits in income tax expense. The Company did not have any unrecognized tax benefits as of December 31, 2009 and 2008. As a result, the Company did not recognize interest expense, and additionally, did not record any penalties during the three and six months ended December 31, 2009 and 2008. The Company does not expect that the amounts of unrecognized tax benefits will change significantly within the next 12 months.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

None.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the time of filing these financial statements with the SEC on February 16, 2010. There are no reportable subsequent events.

On December 9, 2009, Daymon Bodard, the then sole director and officer of Nova Energy, Inc., (the “Company”), representing himself, the Company, and Netresolutions.com, Inc. (collectively, the “Sellers’), entered into a common stock purchase agreement (the “Purchase Agreement”) with Isthmus Horizons, Inc. (the “Purchaser”). Pursuant to and upon the closing of the Purchase Agreement, on January 25, 2010, the Sellers sold 2,002,176 shares of common stock of the Company, representing approximately 58.5% of the Company’s issued and outstanding common stock, to the Purchaser for a purchase price of $315,000.

Pursuant to the Purchase Agreement, effective January 28, 2010, Daymon Bodard resigned as the Company’s President, Chief Executive Officer, Secretary and Treasurer, and agreed to resign as the Company’s director, effective 10 days after the filing by the Company and transmission to shareholders of Schedule 14F (at which time Mr. Bodard will be replaced on the board by Hugh Robinson). In addition, effective January 28, 2010, Hugh Robinson was elected the Company’s President, Chief Executive Officer, Secretary and Treasurer, and James Tilton was elected the Company’s Chief Operating Officer.

Hugh Robinson, 77, is the former Chairman and Board Member of the Federal Reserve Bank of Dallas and served as an officer in the United States Army retiring with the rank of Major General. Mr. Robinson is currently a member of the Board of Directors of CarMax, Inc., Aleris International, Inc., NewMarket Technoloyg, Inc., and a member of the Advisory Board of TXU Corp. Mr. Robinson is a graduate of the U.S. Military Academy at West Point, New York and earned a Master's Degree in Civil Engineering at Massachusetts Institute of Technology (MIT). He received an honorary Doctor of Laws degree from Williams College and attended the Harvard Management Program for Executives. Mr. Robinson’s military career included a number of prestigious posts that included aide de camp to President Lyndon B. Johnson. After retiring from the military, Robinson joined The Southland Corporation as vice president and president of Cityplace Development Corporation, a subsidiary of Southland. From 1989 through 2002, Mr. Robinson served as Chairman and Chief Executive Officer of The Tetra Group, Inc., a Dallas construction management company with divisions in Minority Business Development and affordable housing. Mr. Robinson serves on the Board of Directors of the North Texas Public Broadcasting Co., Inc., the LBJ Foundation, Inc., and the Better Business Bureau. He is a member of the Dallas Citizens Council, the National Society of Professional Engineers, the Greater Dallas Chamber and the Dallas Black Chamber.

James Tilton, 49, has served as chairman of the board of directors, chief executive officer, president, secretary, treasurer and sole director of NuMobile, Inc., a mobile computing technology company, since its formation in November 1999. Mr. Tilton has more than 11 years' experience in the securities industry. From 1995 to 1996, he was stockbroker at Morgan Keegan. From 1997 to 1999, he worked independently in the securities industry, specializing in corporate finance and investment banking. Mr. Tilton has been involved in the financing of private and public small-growth companies. Since January 1999, Mr. Tilton has also been TuneIn Media, Inc.'s chief executive officer and president. TuneIn Media, Inc. was an interactive media content provider and recently completed an acquisition of Infotel Technologies, Ltd., a Singapore-based IT Corporation. Mr. Tilton formally resigned this position in October of 2005 and was re-appointed on October 1, 2008. Mr. Tilton is currently a director of Girasolar (OTCBB: GRSR). Mr. Tilton has a B.A. in Political Science with an emphasis in Accounting/Business from the University of Louisville.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q and the materials incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in quarterly report, and the exhibits hereto, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to risks inherent in: our early stage of development, including a lack of operating history, lack of profitable operations and the need for additional capital; the development and commercialization of largely novel and unproven technologies and products; our ability to protect, maintain and defend our intellectual property rights; uncertainties regarding our ability to obtain the capital resources needed to continue research and development operations and to conduct research, preclinical development and clinical trials necessary for regulatory approvals; uncertainty regarding the outcome of clinical trials and our overall ability to compete effectively in a highly complex, rapidly developing, capital intensive and competitive industry. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

The Company previously had a working operating interest in oil and gas wells in Central Texas that essentially stopped producing oil and gas. On December 9, 2009, Daymon Bodard, the then sole director and officer of the Company, entered into an agreement to transfer control of the Company. On January 25, 2010, the agreement became effective.

The Company's newly updated and expanded business plan is centered around a number of diverse opportunities in East Africa, initially centered in Kenya. Management has been working for two years to prepare for operations in East Africa. Letters of Intent have been signed, meetings with local government in Nairobi have taken place and investors to finance the first project opportunities have been identified.

CRITICAL ACCOUNTING POLICIES

Revenue Recognition - Revenue is recognized in the period that services are provided. For revenue from oil and gas production, the Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) Topic 13. SAB Topic 13 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the service provided and the collectability of those amounts. Oil and gas revenue is received on a monthly basis subject to oil production and sales to refinery. Revenue can be affected by weather conditions and/or market deliveries.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”) codified in FASB ASC 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 855-10-05 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. FASB ASC 855-10-05 is effective for interim and annual periods ending after June 15, 2009, and accordingly, management adopted this pronouncement during the second quarter of 2009. FASB ASC 855-10-05 requires that public entities evaluate subsequent events through the date that the financial statements are issued. Management has evaluated subsequent events through the time of filing these financial statements with the SEC on February 16, 2010.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS 166”), codified as FASB ASC 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. FASB ASC 860 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets and requires additional disclosures. FASB ASC 860 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 860 did not have an impact on our financial condition, results of operations or cash flows.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on our financial condition, results of operations or cash flows.

In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, we have updated references to GAAP in our financial statements issued for the period ended December 31, 2009. The adoption of FASB ASC 105 did not impact our financial position or results of operations.

RESULTS OF OPERATIONS

The Company’s ability to continue as a going concern is dependant upon raising additional capital to fund operations until profitability can be achieved. Management is currently contemplating several financing sources to fund potential acquisitions. While there is no assurance the financings will be obtained, the Company does expect the financings to result in significant dilution in ownership of the Company’s common stock.

As stated in the “Overview” section herein, the Company's newly updated and expanded business plan is centered around a number of diverse opportunities in East Africa, initially centered in Kenya. Management has been working for two years to prepare for operations in East Africa. Letters of Intent have been signed, meetings with local government in Nairobi have taken place and investors to finance the first project opportunities have been identified. These acquisition opportunities will provide the Company with the funds necessary to sustain its operations over the next 12 months. Although there are no assurances, the Company is confident that the acquisitions and financings will be completed.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

ITEM 4. CONTROLS AND PROCEDURES

Management’s Responsibility for Financial Statements

Our management is responsible for the integrity and objectivity of all information presented in this report. The consolidated financial statements included in this report have been amended and prepared in accordance with U.S. GAAP and reflect management’s judgments and estimates on the effect of the reported events and transactions.

Disclosure Controls and Procedures

The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Company's Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to the Company's management, including the Company’s Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure based closely on the definition of "disclosure controls and procedures" in Rule 13a-14(c). In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

An evaluation was carried out under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule13a-14(c) under the Securities Exchange Act of 1934) as of December 31, 2009. Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the design and operation of these disclosure controls and procedures were effective.

Changes in Internal Control over Financial Reporting

No change in the Company’s internal control over financial reporting occurred during the quarter ended December 31, 2009, that materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

The Company knows of no material, existing or pending legal proceedings against it, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of the Company’s directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to the company.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS

Exhibit Description

31.1	Section 302 Certification of Principal Executive Officer and Principal Financial Officer.*

32.1	Certification of Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350.*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA ENERGY, INC.

	By:	/s/ Hugh Robinson
Hugh Robinson
Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)
Dated: February 16, 2010